Exhibit 99.1

       COLLECTORS UNIVERSE ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

    Income From Continuing Operations Increases to $0.14 Per Share in the Second Quarter and to $0.34 Per Share for the Six Months Ended December 31,
    2004 From $0.05 Per Share and $0.11 Per Share, Respectively, Last Year

  Net Revenues Increase 38% and 37% in the Second Quarter and Six Months Ended
                         December 31, 2004, Respectively

    NEWPORT BEACH, Calif., Feb. 10 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced its financial results for the second fiscal quarter and six months ended December 31, 2004. Income from continuing operations increased to $928,000, or $0.14 per diluted share, in the second quarter this year from $304,000 or $0.05 per diluted share in the same quarter last year, while the loss from discontinued operations was $7,000, or $0.00 per diluted share, in the second quarter this year as compared to a loss of $782,000 or $0.12 per diluted share last year. As a result, net earnings increased to $921,000, or $0.14 per diluted share, in this year's second quarter as compared to a net loss of $478,000, or $0.07 per diluted share, in the second quarter last year.

    For the six months ended December 31, 2004, income from continuing operations totaled $2.2 million, or $0.34 per diluted share, as compared to $688,000, or $0.11 per diluted share, in the six months ended December 31, 2003; while discontinued operations sustained a loss of $76,000, or $0.01 per diluted share, as compared to a loss of $735,000, or $0.12 per diluted share in the same six months of the prior year. As a result, net income for the six months ended December 31, 2004 was $2.2 million, or $0.33 per diluted share, as compared to a net loss of $47,000 or $0.01 per diluted share for the six months ended December 31, 2003.

    Net earnings for the both the three and six months ended December 31, 2004 include $500,000 ($300,000 net of income taxes) of expense attributable to the settlement, on January 27, 2005, of the Real Legends lawsuit. This settlement reduced the net income per diluted share $0.04 for the three and six month periods ended December 31, 2004.

    Financial Highlights
    The principal contributors to our improved results of operations in the three and six months ended December 31, 2004 included:

     * Increases of 38% and 37% in net revenues from continuing operations to $8.0 million in the second quarter and to $16.2 million in the first six months this year, from $5.8 million and $11.8 million, respectively, in the same periods last year.

     * Improvement in our gross profit margin from continuing operations to 62% in this year's second quarter from 59% in the same quarter last year and to 64% in the first six months this year from 58% in the same six months last year.

     * Improvements in our operating efficiency (defined as operating expenses as a percent of net revenues) to 44% in the second quarter this year from 51% in the same quarter last year and to 42% in the six months ended December 31, 2004 from 48% in the same six months last year.

     * Increases of 30% and 25%, respectively, in collectible units graded in the three and six months ended December 31, 2004 as compared to the corresponding periods last year.

     * An increase in net cash and short term investments generated by continuing operations in the six months ended December 31, 2004 to $4.5 million as compared with $1.1 million in the same period last year, due primarily to the improvement in our profitability.

    Results of Continuing Operations for the Three and Six Months Ended December 31, 2004

    Net Revenues. The increases in net revenues from continuing operations in both the quarter and six months ended December 31, 2004 were primarily attributable to:

     * the increases of 30% and 25%, respectively, in total collectible units graded in the quarter and six months ended December 31, 2004;

     * increases in the average service fee paid for the authentication and grading of collectibles; and

     * to a lesser extent, increases in sales of advertising and collectors clubs memberships.

    Gross Profits. The improvements in our gross margin in both the quarter and six months ended December 31, 2004 were primarily attributable to a change in the mix of collectibles submitted for authentication and grading to a higher proportion of coins, on which were realize higher margins than on other collectibles, and the overall increase in net revenues which continued to drive down the fixed element of cost of sales as a percent of total net revenues.

    Operating Expenses. We continued to demonstrate progress in improving our operating efficiencies, as the 38% and 37% increases in net revenues substantially exceeded increases of 21% and 19%, respectively, in operating expenses in the three and six month periods ended December 31, 2004. As a result, operating expenses declined as a percentage of net revenues to 44% in the second quarter, and to 42% in the six months, ended December 31, 2004 from 51% and 48%, respectively, in the same corresponding periods last year.

    Operating expenses in both the three and six month periods ended December 31, 2004 included $500,000 of expense related to the settlement, at the end of January 2005, of the Real Legends lawsuit. The settlement fully resolves all claims brought by the plaintiff and terminates that lawsuit.

    Conference Call and Webcast
    Management will host a conference call and simultaneous webcast tomorrow at 5:30 a.m. Pacific/8:30 a.m. Eastern time to discuss second-quarter fiscal 2005 operating performance. The conference call, featuring Chief Executive Officer Michael Haynes and Chief Financial Officer Mike Lewis, will be available live via the Internet. To listen to the live Internet webcast, log on to the our web site at www.collectors.com, click on 'Investor Home' under the Investor Information menu, and find the webcast link under 'Conference Calls.' An online replay will be available for 12 months on www.collectors.com, or a phone replay will be available through March 11, 2005, by dialing 706-645-9291 or 800-642-1687 and entering the passcode 3722748.

    About Collectors Universe
    Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company authenticates and grades collectible coins, sports cards, autographs and stamps. The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

    Forward-Looking Statements
    This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

    Our financial performance and business in the future may differ, possibly materially, from our current expectations as set forth in this news release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the possibility of changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could result in reductions in the volume of authentication and grading submissions and, therefore, the fees we are able to generate; a lack of diversity in our sources of revenues and our dependence on collectible coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and in our income; our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results; increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services; the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses; the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses and reduce our overall profitability or cause us to incur losses; the risk that our strategy to exit the collectibles sales business and focus substantially all of our resources on our authentication and grading businesses will not be successful in enabling us to improve our profitability over the longer term or to grow our existing businesses or expand into new collectibles or high value asset markets; and, if we grow our business by acquiring any existing or commencing any new authentication and grading businesses, the risks that we will be unable to successfully integrate those businesses into our operations, that those businesses will not gain market acceptance; and that business expansion may result in a costly diversion of management time and resources and increase our operating expenses.

    Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release.

     Mike Lewis                      Brandi Piacente
     Chief Financial Officer         Investor Relations
     Collectors Universe             The Anne McBride Company, Inc.
     949-567-1375                    212-983-1702 x208
     Email: mlewis@collectors.com    Email: bpiacente@annemcbride.com

                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    as of December 31, 2004 and June 30, 2004
                      (in thousands, except per share data)
                                   (unaudited)

                                                          December 31,     June 30,
                                                              2004          2004
                                                          ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents                               $     21,739   $     21,454
  Short-term investments                                         4,125             --
  Accounts receivable, net of allowance
   for doubtful accounts of $35 (December)
   and $30 (June)                                                  803            790
  Note receivable                                                1,696              -
  Inventories, net                                                 385            452
  Prepaid expenses and other current assets                      1,016            781
  Refundable income taxes                                           --             13
  Deferred income taxes                                          1,174          1,174
  Receivables from sale of net assets of
   discontinued operations                                         542          1,611
  Current assets of discontinued operations
   held for sale                                                   586          1,267
    Total current assets                                        32,066         27,542
Property and equipment, net                                        904          1,045
Deferred income taxes                                            4,034          5,205
Other assets                                                       182            165
Non-current assets of discontinued
 operations held for sale                                          103            117
                                                          $     37,289   $     34,074
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $        412   $        455
  Accrued liabilities                                            2,180          1,351
  Accrued compensation and benefits                                775            936
  Deferred revenue                                               1,358          1,225
  Current liabilities of discontinued
   operations held for sale                                         64            276
    Total current liabilities                                    4,789          4,243
Deferred rent and other long-term liabilities                      514            465
Commitment and contingencies
Stockholders' equity:
  Preferred stock, $.001 par value;
   5,000 shares authorized; no shares issued
   or outstanding                                                   --             --
  Common stock, $.001 par value;
   45,000 shares authorized; issued 6,388 at
   December 31, 2004 and 6,338 at June 30, 2004                      6              6
  Additional paid-in capital                                    42,672         42,215
  Accumulated deficit                                           (9,671)       (11,834)
  Treasury stock, at cost (125 shares)                          (1,021)        (1,021)
    Total stockholders' equity                                  31,986         29,366
                                                          $     37,289   $     34,074

                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                     Three Months Ended             Six Months Ended
                                                ---------------------------   ---------------------------
                                                December 31,   December 31,   December 31,   December 31,
                                                    2004           2003           2004           2003
                                                ------------   ------------   ------------   ------------
Net revenues                                    $      7,982   $      5,753   $     16,177   $     11,765
Cost of revenues                                       2,998          2,349          5,824          4,898
    Gross profit                                       4,984          3,404         10,353          6,867
Selling and marketing
 expenses                                                748            690          1,705          1,528
General and
 administrative
 expenses                                              2,292          2,235          4,579          4,163
Settlement of lawsuit                                    500             --            500             --
    Total operating
     expenses                                          3,540          2,925          6,784          5,691
Operating income                                       1,444            479          3,569          1,176
Interest income, net                                     110              7            174             14
Other income (expenses)                                    2            (12)             2            (19)
Income before income
 taxes                                                 1,556            474          3,745          1,171
Provision for income
 taxes                                                   628            170          1,506            483
Income from continuing
 operations                                     $        928   $        304   $      2,239   $        688
Loss from operations
 of discontinued
 operations, net of
 gains on sales of
 discontinued
 businesses (net of
 income taxes)                                            (7)          (782)           (76)          (735)
Net income (loss)                               $        921   $       (478)  $      2,163   $        (47)

Net income (loss) per basic share:
  Income from
   continuing
   operations                                   $       0.15   $       0.05   $       0.36   $       0.11
  Loss from operations
   of discontinued
   operations, net
   of gains
    On sales of
     discontinued
     businesses
     (net of income
     taxes)                                               --          (0.13)         (0.01)         (0.12)
  Net income (loss)                             $       0.15   $      (0.08)  $       0.35   $      (0.01)

Net income (loss) per diluted share:
  Income from
   continuing
   operations                                   $       0.14   $       0.05   $       0.34   $       0.11
  Loss from operations
   of discontinued
   operations, net of
   gains on sales of
   discontinued
   businesses (net of
   income taxes)                                          --          (0.12)         (0.01)         (0.12)
Net income (loss)                               $       0.14   $      (0.07)  $       0.33   $      (0.01)

Weighted average shares
 outstanding:
  Basic                                                6,242          6,167          6,230          6,164
  Diluted                                              6,695          6,391          6,644          6,343

                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                            Six Months Ended
                                                               December 31,
                                                       ---------------------------
                                                           2004          2003
                                                       ------------   ------------
OPERATING ACTIVITIES:
  Net income from continuing operations                $      2,239   $        688
  Adjustments to reconcile net income
   to net cash provided by operating activities:
    Depreciation and amortization                               253            338
    Loss on disposal of fixed assets                             --             23
    Provision for doubtful accounts                               5             32
    Deferred income taxes                                     1,431             --
  Changes in operating assets and liabilities:
    Short-term investments                                   (4,125)            --
    Accounts receivable                                         (18)            27
    Inventories                                                  67           (154)
    Prepaid expenses and other deferred costs                  (235)            28
    Refundable income taxes                                      13            220
    Other assets                                                (17)            83
    Accounts payable                                            (43)          (240)
    Accrued liabilities                                         829           (273)
    Accrued compensation and benefits                          (161)           157
    Other long-term liabilities                                  49             27
    Deferred revenue                                            133            146
      Net cash provided by operating activities                 420          1,102

INVESTING ACTIVITIES:
  Capital expenditures                                         (112)          (427)
  Collection of receivables from sales of
   discontinued operations                                    1,069             --
  Proceeds from sale of fixed assets                             --              5
  Advances on notes receivable                               (2,307)            --
  Repayments of notes receivable                                611             --
  Net cash provided by (used in)
   investing activities                                        (739)          (422)

FINANCING ACTIVITIES:
  Proceeds from employee stock purchase plan                     --             29
  Proceeds from exercise of stock options                       197            348
  Net cash provided by financing activities                     197            377

  Net cash provided by discontinued operations                  407          3,420

Net increase in cash and cash equivalents                       285          4,477
Cash and cash equivalents at beginning
 of period                                                   21,454          4,482
Cash and cash equivalents at end of period             $     21,739   $      8,959

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Interest paid                                        $         --   $         --
  Income taxes paid                                    $         10   $         11

SOURCE  Collectors Universe, Inc.
    -0-                             02/10/2005
    /CONTACT: Mike Lewis, Chief Financial Officer of Collectors Universe, +1-949-567-1375, mlewis@collectors.com; or Investor Relations, Brandi Piacente of The Anne McBride Company, Inc., +1-212-983-1702, ext. 208,
bpiacente@annemcbride.com, for Collectors Universe/
    /Web site:  http://www.collectors.com /
_